UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  December 12, 2011

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
Initial Depositor
(Exact name of Registrant as specified in its charter)

Utilities HOLDRS (SM) Trust
[Issuer with respect to the receipts]

DELAWARE (State or other jurisdiction of incorporation)	001-15963 Commission File Number	13-5674085 (I.R.S. Employer Identification No.)
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One Bryant Park
New York, New York 10036
(Address of principal executive offices and zip code)

(212) 449-1000
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Effective January 6, 2012, as a result of the spin-off of WPX Energy, Inc. from The Williams Companies, Inc., a constituent of the Utilities HOLDRS Trust, WPX Energy, Inc. will be added as an underlying constituent of the Utilities HOLDRS Trust.  Shareholders of The Williams Companies, Inc. will receive 0.3333333333 shares of WPX Energy, Inc. for every share of The Williams Companies, Inc.  The Bank of New York Mellon will receive 6.66666666666 shares of WPX Energy, Inc. for the 20 shares of The Williams Companies, Inc. per 100 share round-lot of Utilities HOLDRS.  Effective at the opening of business on January 6, 2012, 6.66666666666 shares of WPX Energy, Inc. will be required for creations/cancellations per 100 share round-lot of Utilities HOLDRS.  The record date, payable date and due bill redemption date are December 14, 2011, December 31, 2011 and January 5, 2012, respectively.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Utilities HOLDRS Trust Prospectus Supplement dated
December 12, 2011 to Prospectus dated March 15, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Date: December 12, 2011	By:	/s/ Liam B. O’Neil
	Name:	Liam B. O’Neil
	Title:	Managing Director

EXHIBIT INDEX

Number and Description of Exhibit

(99.1)	Utilities HOLDRS Trust Prospectus Supplement dated December 12, 2011 to Prospectus dated March 15, 2011.